UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 25, 2023

WEWORK INC.
(Exact name of registrant as specified in its charter)

Delaware	001-39419	85-1144904
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

12 East 49th Street, 3rd Floor New York, NY	10017
(Address of principal executive offices)	(Zip Code)

(646) 389-3922
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, par value $0.0001 per share	WE	The New York Stock Exchange
Warrants, each whole warrant exercisable for one share of Class A common stock[1]	WEWOW(1)	(1)
Class A Common Stock Purchase Rights	—	The New York Stock Exchange

(1) On August 22, 2023, the New York Stock Exchange filed a Form 25 to delist the Company’s warrants and remove such securities from registration under Section 12(b) of the Securities Exchange Act of 1934, as amended. Effective August 23, 2023, the registrant’s warrants are trading on the OTC Pink Marketplace under the symbol “WEWOW.”

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

Draw under the Existing Delayed Draw Notes Commitments

On August 25, 2023, WeWork Companies LLC, a Delaware limited liability company (the “Issuer”) and wholly-owned subsidiary of WeWork Inc., a Delaware corporation (the “Company”), WW Co-Obligor Inc., a Delaware corporation and wholly-owned subsidiary of the Issuer (the “Co-Obligor” and, together with the Issuer, the “Issuers”), drew under their existing delayed draw notes commitments entered into in March and May 2023, as applicable, and, in connection therewith, entered into a supplemental indenture (the “Second Supplemental Indenture”) to the Base Indenture (as defined below) with the guarantors party thereto (collectively, the “Guarantors”) and U.S. Bank Trust Company, National Association, as trustee (the “Trustee”), pursuant to which the Issuers issued $189.6 million in aggregate principal amount of 15.000% First Lien Senior Secured PIK Notes due 2027, Series II (the “New Series II Notes”), and $122.9 million in aggregate principal amount of 15.000% First Lien Senior Secured PIK Notes due 2027, Series III (the “New Series III Notes” and, together with the New Series II Notes, the “New Notes”).

The New Series II Notes were sold to SoftBank Vision Fund II-2 L.P., a limited partnership established in Jersey (“SVF II”), pursuant to that certain Master First Lien Senior Secured PIK Notes Note Purchase Agreement, dated as of May 5, 2023 (as amended, supplemented, waived or otherwise modified from time to time), by and among the Issuers and SVF II. The New Series III Notes were sold to a third party investor (the “Third Party Investor”) pursuant to that certain Securities Purchase and Commitment Agreement, dated as of March 17, 2023 (as amended, supplemented, waived or otherwise modified from time to time), by and among the Issuers, the Company and the Third Party Investor.

The New Notes were issued pursuant to that certain First Lien Senior Secured PIK Notes Indenture, dated as of May 5, 2023 (the “Base Indenture” and the Base Indenture as supplemented or otherwise modified to date, including by the First Supplemental Indenture, dated as of July 17, 2023, and the Second Supplemental Indenture, the “Indenture”), by and among the Issuers, the guarantors party thereto, the Trustee and U.S. Bank Trust Company, National Association, as collateral agent. The New Series II Notes were issued as Series II First Lien Notes (as defined in the Indenture) and are subject to the terms set forth in the Indenture. The New Series III Notes were issued as Series III First Lien Notes (as defined in the Indenture) and are subject to the terms set forth in the Indenture. The terms of the New Notes are substantially similar to those of the Issuers’ 15.000% First Lien Senior Secured PIK Notes due 2027, Series I, previously issued. Following such issuances, $306.25 million in aggregate principal amount of Series II Notes and $181.25 million in aggregate principal amount of Series III Notes are outstanding.

The New Notes and related guarantees have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), and were issued and sold in reliance on the exemption provided in Section 4(a)(2) of the Securities Act.

The foregoing summary of the Second Supplemental Indenture does not purport to be complete and is qualified in its entirety by reference to the complete terms of the Second Supplemental Indenture, which is filed as Exhibit 4.1 hereto and is incorporated by reference into this Item 1.01.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information included in Item 1.01 of this Current Report is incorporated by reference into this Item 2.03.

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Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

4.1
Second Supplemental Indenture, dated as of August 25, 2023, by and among WeWork Companies LLC, WW Co-Obligor Inc., the guarantors party thereto and U.S. Bank Trust Company, National Association, as trustee.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

WEWORK INC.

	By:	/s/ Pamela Swidler
Date: August 31, 2023	Name:	Pamela Swidler
	Title:	Chief Legal Officer

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